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Exhibit 10.8

MASTER LICENSE AGREEMENT

        THIS AGREEMENT is by and between SurModics, Inc., a corporation of the State of Minnesota, which has an office at 9924 West 74th Street, Eden Prairie, MN 55344 (hereinafter referred to as SURMODICS), and Xtent, Inc., a Delaware corporation, which has an office at 604-D Fifth Avenue, Redwood City, CA 94063 (hereinafter referred to as XTENT).

        WHEREAS, SURMODICS is engaged in biological, chemical and technical research and has developed a body of technology and know-how, including reagents, processes, and devices which the parties believe will improve the performance of various products and processes of XTENT.

        WHEREAS, the technology of SURMODICS includes confidential information (including trade secrets and other know-how) which is proprietary to SURMODICS and SURMODICS is in the process of securing patent coverage for certain items of its technology, and continues to maintain the confidentiality of other portions of its technology.

        WHEREAS, XTENT and SURMODICS are parties to a Mutual Confidential Disclosure Agreement dated July 24, 2002 ("Prior Disclosure Agreement");

        WHEREAS, XTENT may desire to acquire additional licenses under SURMODICS' know-how and patent rights, such licenses to be added to this Master Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and for other good and valuable consideration of which receipt is acknowledged, the parties agree as follows:

        1.    DEFINITIONS

        The following definitions apply to this Agreement and to all addenda thereto:

          (a)   "Affiliate" means any entity which owns at least 50% of, is at least 50% owned by, or is under common (at least 50%) ownership with XTENT.

          (b)   "Effective Date" means the date upon which this Agreement is fully executed.

          (c)   "Know-how" means SURMODICS' trade secrets and other technical information relating to the surface treatment of medical devices and which SURMODICS has the right to transmit to others. Know-how includes but is not limited to information contained in pending patent applications of Patent Rights and information that is Confidential Information as defined in Paragraph 13.

          (d)   "Licensed Products" means each of the separately sold Medical Products specifically described in Attachment B1, B2, and so forth, and which:

            (i)    but for the license granted herein the manufacture, use or sale would infringe (or a surface treatment process employed to produce a product or a reagent used in such process would infringe) any claim of Patent Rights, or

            (ii)   are produced through the use of SURMODICS' Know-how.

          (e)   "Licensed Product Effective Date" for each license granted herein shall mean the date specified in the respective Attachment B1, B2, and so forth.

          (f)    "Manufacturer" means a non-Affiliate third party which manufactures Licensed Products for XTENT pursuant to a separate agreement with XTENT and subject to the execution by the Manufacturer and SURMODICS of the document entitled "Manufacturer Agreement and SurModics' Consent" attached hereto as Attachment C.

          (g)   "Medical Products" means products that are specifically defined in Attachment B1, B2, and so forth.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
[*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (h)   "Net Sales" means the total actual billing for sales of Licensed Products, less the following deductions where they are applicable with respect to such billings and when separately shown on invoices:

            (i)    discounts actually allowed and taken;

            (ii)   any customs, duties, taxes or other governmental excise or charge upon or measured by the production, sale, transportation, delivery or use of Licensed Product and actually paid by XTENT;

            (iii)  amounts allowed or credited on rejections or returns;

            (iv)  transportation or insurance charges prepaid or allowed.

        Notwithstanding the above, if any Licensed Product is sold both separately and as an integral part of a combination product containing one or more integral components in addition to that Licensed Product, then Net Sales of that Licensed Product resulting from sales of that combination product will be calculated by multiplying the Net Sales for the combination product as calculated above by the fraction A/B, where A is the invoice price of the Licensed Product as sold separately and B is the invoice price of the combination product.

        A Licensed Product shall be considered sold when it is shipped or when it is invoiced, whichever is earlier. To assure SURMODICS the full royalty payment contemplated in this Agreement, XTENT agrees that in the event any Licensed Product is sold to an Affiliate for purposes of resale, Earned Royalties for that Licensed Product shall be computed upon the selling price at which such Licensed Product would ordinarily be sold to a non-Affiliate, rather than on the selling price of XTENT to the Affiliate.

          (i)    "Patent Rights" means the patent application(s) and patent(s) identified in Attachment A hereof, together with all foreign counterparts, divisions, and continuation applications based thereon, any patent issuing on any of said applications, and any reissues or extensions based on any of such patents.

          (j)    "Valid Claim" means a claim of Patent Rights that has not been held invalid by a court of competent jurisdiction beyond possibility of appeal.

        2.    LICENSE

          (a)   With respect to the Licensed Product defined in each of Attachments B1, B2, and so forth, SURMODICS grants to XTENT, a separate worldwide license under SURMODICS' Patent Rights and Know-how to make, have made for it only by a properly sublicensed Manufacturer as set forth herein, use, import, and sell that Licensed Product. The license granted herein is expressly limited to the specific Licensed Products defined herein, and does not include the right to sublicense except as set forth in Paragraph 2(b) below. All licenses granted by SURMODICS to XTENT under this Agreement are non-exclusive unless specifically stated otherwise for a particular Licensed Product in an Attachment B1, B2, and so forth. Additional terms of each license are set out in the respective Attachments B1, B2, and so forth. To the extent of any inconsistency between the terms set forth in the text of this Agreement and the terms set forth in Attachments B1, B2, and so forth, the terms set forth in the text of each Attachment B shall be controlling with respect to the Licensed Product defined in each Attachment B; however, the terms set forth in the text of this Agreement shall otherwise control. Each such license shall be effective as of its Licensed Product Effective Date.

          (b)   All sublicenses by XTENT to a Manufacturer shall be subject to the following terms and conditions. No sublicense shall be effective unless and until the document entitled "Manufacturer Agreement and SurModics' Consent" attached as Exhibit C has been executed by the

  Manufacturer, delivered to SURMODICS, and signed by SURMODICS. XTENT shall be responsible for and hereby guarantees the performance to SURMODICS by each Manufacturer of all of the sublicensee obligations provided herein. Each sublicense to a Manufacturer shall terminate automatically and without notice at such time as the separate agreement between XTENT and the Manufacturer expires or is terminated. Each sublicense to a Manufacturer shall terminate automatically without notice upon termination or expiration of this Agreement or the relevant license hereunder, and XTENT's agreement with the Manufacturer must so provide.

            (i)    The following non-Affiliate third party has been identified by XTENT as a possible Manufacturer: Invatec, S.r.l., Via della Stella 62/64 , 25062 Concesio (BS), Italy "(Invatec"). If XTENT and Invatec agree on terms by which Invatec should manufacture Licensed Products for XTENT, and if Invatec signs and delivers to SURMODICS the document entitled "Manufacturer Agreement and SurModics' Consent" attached as Exhibit C, SURMODICS will not object to Invatec as a Manufacturer for XTENT.

            (ii)   The licenses granted to XTENT include the right for XTENT to appoint third party distributors of finished Licensed Products which such distributors purchase from XTENT. A properly licensed Manufacturer may also be appointed as a distributor of Licensed Products at XTENT's discretion.

          (c)   Subject to the limited license granted herein, SURMODICS shall retain all rights to the Patent Rights and Know-how. SURMODICS shall retain the right to use Patent Rights and Know-how for its own research purposes.

          (d)   Subject to applicable confidentiality requirements, XTENT shall notify SURMODICS, in advance and in writing, of the location of the production of a Licensed Product or any new location to be used for the production of a Licensed Product.

          (e)   In the event any governmental agency in a jurisdiction materially alters or hinders or prevents enforcement of the terms or provisions of any license granted herein, SURMODICS may, at its sole discretion, immediately terminate that license with respect to such jurisdiction.

        3.    LICENSE FEES

        For each license granted by SURMODICS, XTENT shall pay License Fees to SURMODICS as set out in the respective Attachment B1, B2, and so forth.

        4.    ROYALTIES

        For each license granted herein, XTENT shall pay to SURMODICS a royalty for each quarter calendar year during the term of this License Agreement which will be the greater of the royalties of Paragraphs 4(a) or 4(b).

          (a)   Earned Royalties shall be calculated as provided for in the respective Attachment B1, B2, and so forth. No more than one Earned Royalty shall be paid by XTENT for any Licensed Product. However, if any Licensed Product is covered by more than one Attachment B1, B2, and so forth, then the Earned Royalty rate shall be the highest rate specified for such Licensed Product.

          (b)   Minimum Royalties shall be paid for each Licensed Product as provided for in the respective Attachment B1, B2, and so forth.

        5.    ROYALTY PAYMENTS, REPORTS, RECORDS

          (a)   During the term of this Agreement, and for each license granted hereunder, XTENT will make written reports and payments to SURMODICS within thirty (30) days after the last day of each calendar quarter ending March 3 1, June 30, September 30, and December 31. Each such report shall state the Net Sales, unit volumes, Earned Royalty, corrections of error in prior royalty payments, and data and calculations used by XTENT to determine such payments for each of the licenses corresponding to the respective Attachments B1, B2, and so forth. Each report shall be accompanied by payment in full of the royalty due SURMODICS for that quarter. The December 31 quarterly report shall also include a summary forecast of projected sales of Licensed Products and a nonbinding forecast of reagent usage for the next calendar year.

          (b)   XTENT will maintain, for a period of three (3) years following each sale of Licensed Product, true and accurate records supporting the reports and payments made under this Agreement. SURMODICS shall have the right to carry out an audit of such records no more frequently than once per calendar year through a certified public accountant of its choice. Such accountant shall have reasonable access to XTENT's offices and the relevant records, files and books of account, and such accountant shall have the right to examine any other records reasonably necessary to determine the accuracy of the calculations provided by XTENT under Paragraph 5(a). Such accountant may not have such access unless and until such accountant signs a non-disclosure agreement acceptable to XTENT. Such audit shall be at SURMODICS' expense except that if an underpayment error is found for any twelve month period that exceeds 5% of the payment made to SURMODICS for that period, then XTENT will bear the reasonable cost of such audit.

          (c)   All royalties on sales of each Licensed Product to be paid to SURMODICS by XTENT under this Agreement shall be paid in U.S. Dollars to SURMODICS in the United States. For the purpose of calculating Earned Royalties on sales outside the United States for any calendar quarter, XTENT shall utilize the average rate of exchange on the last business day of that calendar quarter as quoted in the Wall Street Journal.

          (d)   Any sum required under U.S. tax laws (or the tax laws of any other government) to be withheld by XTENT from payment for the account of SURMODICS may be deducted from amounts due hereunder and shall be promptly paid by XTENT for and on behalf of SURMODICS to the appropriate tax authorities, and XTENT shall furnish SURMODICS with official tax receipts or other appropriate evidence issued by the appropriate tax authorities sufficient to enable SURMODICS to support a claim for income tax credit in respect to any sum so withheld.

        6.    TECHNICAL SUPPORT FEES

        XTENT agrees to pay SURMODICS for technical support that SURMODICS' provides to XTENT for XTENT's products ("Technical Support Fees") if such technical support is provided to XTENT under a mutually agreed upon written project plan. SURMODICS shall charge XTENT for such support at SURMODICS' then-standard rates. [*] SURMODICS may change its Technical Support Fees with thirty (30) days advance written notice to XTENT. SURMODICS' standard hourly rate includes direct labor costs plus direct labor overhead. SURMODICS shall additionally charge XTENT for direct materials consumed in accordance with the mutually agreed project plan plus direct materials overhead of fifteen percent (15%). Direct materials may include expenses such as travel and special equipment. SURMODICS shall invoice XTENT monthly for such Technical Support Fees, and XTENT shall make payment to SURMODICS within thirty (30) days thereafter.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
[*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        7.    TERM

          (a)   Unless earlier terminated, each license herein granted shall begin upon the Licensed Product Effective Date set out in the respective Attachment B1, B2, and so forth, and shall extend for each Licensed Product so licensed until expiration of the last to expire patent of Patent Rights that covers that product or for a period of fifteen (15) years following the first bona fide commercial sale of such Licensed Product, whichever is longer.

          (b)   Upon expiration of the full term of the license granted herein for any Licensed Product, and upon full payment by XTENT to SURMODICS of any monies due under this Agreement, the license with respect to Know-how licensed herein for that Licensed Product shall be deemed paid up.

        8.    PATENTS

          (a)   XTENT shall see to it that all Licensed Products sold by XTENT shall be appropriately marked with the applicable patent numbers, in conformity with applicable law.

          (b)   SURMODICS recognizes that it is an objective of XTENT to obtain patents on technology that XTENT develops. XTENT recognizes that a vital part of SURMODICS' business includes licensing SURMODICS' technology to others under SURMODICS' patents and know-how to make, use, and sell products, and that it is an objective of SURMODICS to enable its present and future licensees to exploit patent licenses from SURMODICS to produce and sell products without interference from any patent that XTENT might obtain. A purpose of this Paragraph 8 is to establish a system under which each party may accomplish its respective objective.

          (c)   Title to all developed technology which is conceived or first reduced to practice during the term of this Agreement and which is solely an invention of employees or agents of SURMODICS shall be in SURMODICS. SURMODICS shall have the right to determine whether patent or other intellectual property protection will be sought for any such invention and shall be solely responsible for all costs associated with obtaining and maintaining such patent or other intellectual property protection.

          (d)   Title to all developed technology which is conceived or first reduced to practice during the term of this Agreement and which is solely an invention of employees or agents of XTENT shall be in XTENT. XTENT shall have the right to determine whether patent or other intellectual property protection will be sought for any such invention and shall be solely responsible for all costs associated with obtaining and maintaining such patent or other intellectual property protection.

          (e)   "SURMODICS' Technology" means (i) chemical species having latent reactive chemical groups for bonding synthetic polymers and/or biologically active materials onto surfaces, into matrices and to other molecules, (ii) processes and methods used to apply or place synthetic polymers and/or biologically active materials onto surfaces, into matrices and to other molecules, and (iii) processes and methods used to manufacture and test such chemical species.

          (f)    "XTENT/SURMODICS Technology Patent" means an issued patent which contains a claim that (A) claims an invention conceived or first reduced to practice during the term of this Agreement solely by one or more XTENT employees or others who are required to assign inventions to XTENT, and (B) is drawn to an invention for SURMODICS' Technology, or its use, or products or processes arising from such use. Any claim that meets the criteria of both (A) and

  (B) above shall be considered a "XTENT/SURMODICS Technology Patent Claim". With respect to a XTENT/SURMODICS Technology Patent:

            (i)    Determination of Rights.    At such time as SURMODICS becomes aware of a patent that may reasonably be construed as a XTENT/SURMODICS Technology Patent, SURMODICS will send a written notice to XTENT identifying the patent in question and requesting a review of such patent by the parties to determine (A) if such patent contains a XTENT/SURMODICS Technology Patent Claim, and, if so, (B) whether SURMODICS or a SURMODICS licensee had substantial knowledge of the thus claimed invention as of the date of its conception by XTENT, and (C) whether the alleged XTENT/SURMODICS Technology Patent contained any SURMODICS' Confidential Information at the time of filing. As used in this Paragraph 8(f), "substantial knowledge" shall mean, as demonstrated by written records, the possession of knowledge which, if available as prior art to the claimed invention, would render the invention so claimed unpatentable under U.S. patent laws. XTENT will not bring or maintain any legal action against SURMODICS or a SURMODICS licensee alleging infringement of such XTENT/SURMODICS Technology Patent until issues (A), (B), and (C) of this paragraph have been determined and agreed upon between XTENT and SURMODICS. In the event the parties can not determine and agree on such issues, either party may seek resolution through arbitration under Paragraph 24.

            (ii)    Grant of License.    SURMODICS shall have and is hereby granted a noncancelable, nonexclusive, worldwide license, with the right to sublicense, to make, have made for it, use and sell products and processes covered by each XTENT/SURMODICS Technology Patent Claim, in conjunction with the use of SURMODICS' Technology, but only to the extent that (A) such product or its manufacture or use, as of the date of issuance of such XTENT/SURMODICS Technology Patent, is also covered by any claim of any patent that SURMODICS has the right to license to others or may have licensed to others, or (B) SURMODICS can demonstrate that SURMODICS or a SURMODICS licensee had substantial knowledge of the claimed invention as of the date of its conception by XTENT.

        If SURMODICS or a SURMODICS licensee did not have substantial knowledge of the invention of an XTENT/SURMODICS Technology Patent Claim as of the date of conception of the invention so claimed, SURMODICS' right to sublicense shall exclude the right to manufacture, use or sell Medical Products as "Medical Products" are defined in this Agreement at the date of issuance of that XTENT/SURMODICS Technology Patent. Notwithstanding the foregoing, in the event the application for the XTENT/SURMODICS Technology Patent is filed containing SURMODICS' Confidential Information, without the advance written permission of SURMODICS, SURMODICS' right to sublicense shall not exclude the right to manufacture, use or sell Medical Products as "Medical Products" are defined in this Agreement.

            (iii)    Royalties Payable by SURMODICS.    In return for the license granted under Paragraph 8(f)(ii), SURMODICS will pay XTENT a total of five percent (5%) of the royalties (regardless of the number of XTENT/SURMODICS Technology Patent Claims that are licensed to SURMODICS or the number of licenses involved) that SURMODICS receives from its sublicensees based on sales by its sublicensees of products that but for such sublicenses would infringe any XTENT/SURMODICS Technology Patent Claim.

            (iv)  If SURMODICS or a SURMODICS licensee had substantial knowledge of the invention of a XTENT/SURMODICS Technology Patent Claim as of the date of conception of the invention, or the application for the XTENT/SURMODICS Technology Patent is filed containing SURMODICS' Confidential Information, then the license granted to SURMODICS for such XTENT/SURMODICS Technology Patent Claim shall be considered paid-up.

          (g)   With respect to Joint Inventions (inventions made jointly by one or more employees of each party operating under this Agreement), the parties agree that mutually acceptable patent counsel shall be retained at the mutual cost and expense of the parties to render an opinion as to the patentability thereof and to prepare, file, and prosecute such patent applications as may reasonably be required to provide protection for such inventions. The joint inventors each shall be required to assign their Joint Inventions, including all patent applications therefore and the resulting patents, if any ("Joint Patents") to SURMODICS. SURMODICS shall immediately reassign to XTENT an undivided one-half interest to the Joint Inventions, including all patent applications thereof and resulting Joint Patents. Either party may choose at any time, upon written notice to the other, to forego any further expense of obtaining or maintaining a Joint Patent for a Joint Invention, and will offer to assign such Joint Invention, patent application and/or Joint Patent to the other. If the prospective assignee party accepts such offer, thereafter it shall at its own expense prepare and file the necessary assignments and shall be solely responsible for obtaining and/or maintaining Joint Patent(s) for such Joint Invention. With respect to Joint Patents:

            (i)    Except as provided in Paragraphs 8(g)(iii) and 8(g)(iv) below, each party shall have the right to operate under Joint Patents and grant nonexclusive licenses to others, as they may desire without accounting to the other party.

            (ii)   Should either party choose to bring suit for infringement by a third party of any Joint Patents, the party bringing suit shall have the right to join the other party as a party to the suit to the extent required by law.

            (iii)  SURMODICS agrees it will not grant licenses for the manufacture, use, or sale of any products to the extent that the products are Medical Products as defined in any Attachment B of this Agreement.

            (iv)  XTENT agrees it will not grant any licenses for the manufacture, use, or sale of any products relating to chemical species having photo-reactive or other latent reactive groups for the purpose of bonding chemicals such as synthetic polymers and biologically active materials onto surfaces or into matrices or to other molecules, the use of such chemical species, or the products resulting from such use.

          (h)   The parties agree to execute and exchange upon request such documents as may be necessary or desirable to carry out the provisions of Paragraphs 8(f) and 8(g).

          (i)    Other than as set forth herein, nothing in this Agreement shall be construed as granting either party any rights under or to any patents, know-how or other rights of the other.

          (j)    To the extent that any dispute arises with respect to patents under this Paragraph 8, the disputing party shall promptly inform the other party of the nature of the dispute and the provisions of Paragraph 24 shall apply. The parties shall execute appropriate amendments or assignment for the application if necessary to effectuate the resolution of the dispute.

        9.    ALLOCATION OF ROYALTIES

          (a)   The Earned Royalty rate with respect to any Licensed Product shall be prospectively reduced to [*] and the respective Attachments B1, B2, and so forth, to the extent that and during the term that neither the manufacture, nor the use, nor the sale of that specific Licensed Product (or a surface treatment process or a reagent used in such process) is covered by any Valid Claim of Patent Rights. The provisions of this Paragraph 9 shall not apply to payment of Minimum Royalties as provided in Paragraph 4(b) and the respective Attachments B1, B2, and so forth.

          (b)   If XTENT is required to pay a royalty to a non-Affiliate third party solely as a result of XTENT's use of SURMODICS' Patent Rights or Know-how licensed herein, then XTENT shall have the right to prospectively reduce the Earned Royalty calculated under Paragraph 4(a) [*] for the period for which XTENT takes a reduction in Earned Royalties payable to SURMODICS; provided, however, that (i) XTENT shall not withhold [*] of the total Earned Royalties due to SURMODICS for any calendar quarter, and (ii) the Earned Royalty payable to SURMODICS shall never be [*] of Licensed Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
[*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        10.    TERMINATION

          (a)   For each license granted herein:

            (i)    XTENT shall have the right to terminate each license granted with respect to each Attachment B1, B2, and so forth, under which such license was granted, but only in its entirety, at any time upon ninety (90) days advance written notice. Upon termination of any such license, XTENT shall have no further rights under Patent Rights or Know-how with respect to the Licensed Product of that license. However, XTENT shall be allowed to sell any inventory of Licensed Products existing at the time of termination for a period of six (6) months thereafter (thereafter destroying any remaining inventory), provided XTENT accounts for such sales of inventory and pays SURMODICS the appropriate Earned Royalty for such sales as set out in Paragraph 4(a) of this Agreement.

            (ii)   SURMODICS may terminate this Agreement in whole or with respect to any license granted herein upon thirty (30) days written notice for any material breach or default by XTENT, or a Manufacturer sublicensed by XTENT, including without limitation, failure to comply with the confidentiality provisions of Paragraph 13, failure to make reports and payments when due, failure to pay Minimum Royalties, and withholding or notice of intent to withhold any royalties provided for in this Agreement. Said termination under this Paragraph 10(a)(ii) shall become effective thirty (30) days after the date of such notice unless during that period XTENT shall first cure such breach or default.

            (iii)  Upon termination of any license under any of the provisions of this Paragraph 10, but subject to the provisions of Paragraph 10(a)(i), referring to the sale of inventory, XTENT shall cease making, having made for it, using, importing and selling the Licensed Products of such license that are produced through the use of SURMODICS' Know-how. SURMODICS shall have the right to seek equitable relief to enforce the provisions of this Paragraph 10(a)(iii).

          (b)   Either party may terminate this Agreement if the other party hereto is involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business.

          (c)   If XTENT fails to initiate bona fide commercial sales of any Licensed Product by the date set out for that Licensed Product in the respective Attachment B1, B2, and so forth, SURMODICS may terminate the license for that Licensed Product upon thirty (30) days written notice at any time prior to the date XTENT begins bona fide commercial sales of that Licensed Product. However, if SURMODICS (i) receives notice from XTENT during such thirty day period that states that XTENT has initiated bona fide commercial sales of such Licensed Product, and (ii) XTENT provides with such notice reasonable documentary evidence that XTENT has begun commercial sales of such Licensed Product, then SURMODICS' termination under this Paragraph 10(c) shall be of no force or effect.

          (d)   In the event that all licenses granted herein are terminated, SURMODICS shall have the right to terminate this Agreement in its entirety upon written notice.

        11.    CONTINUING OBLIGATIONS SUBSEQUENT TO TERMINATION

          (a)   Upon any termination of this Agreement or any of the licenses granted herein, the following rights and obligations shall continue to the degree necessary to permit their complete fulfillment or discharge:

            (i)    SURMODICS' right to receive and XTENT's obligation to pay royalties to the extent owed; and

            (ii)   XTENT's obligation to maintain records and SURMODICS' right to audit under Paragraph 5, with respect to sales made and to be made under Paragraph 10(a)(i); and

            (iii)  Any cause of action or claim of either party, accrued or to accrue, because of any breach or default by the other party; and

            (iv)  The parties' and XTENT's sublicensed Manufacturers' obligations to maintain confidentiality under Paragraph 13; and

            (v)   XTENT's and XTENT's sublicensed Manufacturers' obligation to forebear from use of SURMODICS' Know-how as provided in Paragraph 10(a)(iii); and

            (vi)  The parties' obligations under Paragraph 8.

          (b)   Within thirty (30) days of the date of termination of this Agreement, each party shall return all copies of Confidential Information of the other, except one archival copy which may be retained by the receiving party for purposes of determining its on-going obligations under this Agreement.

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        12.    REPRESENTATIONS AND WARRANTIES

          (a)   Each party warrants to the other that it has not accepted and will not accept commitments or restrictions with respect to its rights or obligations under this Agreement which will materially affect the value of the rights granted by SURMODICS nor the obligations undertaken by XTENT.

          (b)   Each party warrants to the other that it has the full and unrestricted right to enter into this Agreement and carry out its obligations hereunder.

          (c)   SURMODICS represents and warrants that:

            (i)    as of the Effective Date, it has no knowledge of any pending or threatened challenge to the validity or enforceability of any Patent Rights in any court; and

            (ii)   as of the Effective Date, it has no knowledge of any claim of patent infringement made against it by a third party with respect to the Patent Rights or Know-how; and

            (iii)  as of the Effective Date, the patents and patent applications listed on Attachment A (A) pertain to the surface-coating-component of the Licensed Product defined in Attachment B1 (related to a stent delivery system coated with the surface-coating-components described in Attachment B I), and that (B) the patents and patent applications listed on Attachment A constitute all of the current patents and patent applications of SURMODICS having applicability to the stent delivery system described in Attachment B1 when coated with the surface-coating-components described in Attachment B1.

          (d)   Except as expressly stated in Paragraphs 12(a) through (c), nothing in this Agreement shall be construed as:

            (i)    A warranty or representation by SURMODICS as to the validity or scope of any Patent Rights; or

            (ii)   A warranty or representation that anything made, used, sold, or otherwise disposed of, or any process practiced, under any License granted in this Agreement is or will be free from infringement of patents of third persons; or

            (iii)  A requirement that SURMODICS file any patent application, secure any patent, or maintain any patent in force; or

            (iv)  An obligation to bring or prosecute actions or suits against third parties for infringement of any patent; or

            (v)   An obligation to furnish any manufacturing or technical information not encompassed within Know-how; or

            (vi)  Conferring any right on either party to use in advertising, publicity, or otherwise any trademark or trade name of the other; or

            (vii) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other proprietary information of SURMODICS other than those included within Patent Rights and Know-how.

          (e)   EXCEPT AS EXPRESSLY STATED IN PARAGRAPH 25(D), WITH RESPECT TO REAGENTS SUPPLIED AT ANY TIME BY SURMODICS, SURMODICS DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY STATED IN PARAGRAPH 16(B), WITH RESPECT TO REAGENTS SUPPLIED BY SURMODICS, SURMODICS SHALL NOT BE

  LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXTRAORDINARY OR PUNITIVE DAMAGES OF ANY DESCRIPTION, WHETHER FOR DAMAGE TO REPUTATION OR GOODWILL, LOST PROFITS, CLAIMS OF THIRD PARTIES OR OTHERWISE, WHETHER SUCH ASSERTED DAMAGE PURPORTS TO BE BASED ON WARRANTY OR GUARANTEE, INDEMNITY OR OTHER CONTRACT, CONTRIBUTION, NEGLIGENCE OR OTHER TORT, OR OTHERWISE.

          (f)    SURMODICS does not make any representations, extend any warranties of any kind, either express or implied, or assume any responsibilities whatsoever with respect to use, sale, or other disposition by XTENT or its vendees or transferees of Licensed Products incorporating or made by use of the Patent Rights and Know-how licensed under this Agreement.

        13.    CONFIDENTIALITY

          (a)   Each party agrees to retain in confidence all Know-how and other information received from the other, including without limitation, information required to be maintained in confidence under prototype development or manufacturing scale-up or post scale-up relationships between the parties ("Confidential Information"), for a period of fifteen (15) years from the date of disclosure or five (5) years from the date of termination of this Agreement, whichever is longer. Before XTENT discloses any SURMODICS Confidential Information to any Manufacturer, each Manufacturer to whom any SURMODICS Confidential Information will be disclosed must enter into an agreement with SURMODICS in the form of Attachment C hereto. Except with respect to an authorized Manufacturer, each party agrees not to disclose any of such Know-how or other information to third parties nor to use the same except in accordance with this Agreement. Each party's obligation of non-disclosure and non-use shall not apply to information which:

            (i)    at the time of its disclosure to the receiving party is available to the public;

            (ii)   after disclosure becomes available to the public through no fault of the receiving party;

            (iii)  the receiving party can show was in its possession at the time of disclosure to it by the other;

            (iv)  the receiving party can show was received by it from a third party without breach of a confidential obligation; or

            (v)   the receiving party is compelled by application of law or legal process to divulge, but the receiving party shall provide the disclosing party with advance written notice before divulging the information to enable the disclosing party to seek a protective order or employ other means to preserve the confidential nature of that information.

        Even after any of such information becomes available to the public, each party shall not disclose without the other's prior written approval the fact that such information was furnished by or originated with the other.

          (b)   With respect to any disclosures to a Manufacturer, XTENT shall ensure that the Manufacturer's personnel comply with the confidentiality obligations set forth herein and XTENT shall be responsible for any breach of those obligations by any of the Manufacturer's personnel.

          (c)   SURMODICS shall assist XTENT's regulatory compliance efforts by maintaining and updating a Device Master File with the FDA containing such information about the SURMODICS surface coating compositions as is finally agreed between SURMODICS and the FDA. At XTENT's request, SURMODICS will provide similar information to regulatory agencies of competent jurisdiction outside the United States but SURMODICS shall not be obligated to disclose confidential information to any such foreign agencies except to the extent such agencies verify, to SURMODICS' satisfaction, that such information shall be maintained in secrecy. It is agreed that the information in SURMODICS' Device Master Files with the FDA and information provided to foreign regulatory agencies is SURMODICS Confidential Information.

          (d)   For the purpose of this entire Paragraph 13, Know-how or other information which is specific shall not be deemed to be within any of the specified exceptions merely because it is embraced by more general information in such exception. In addition, any combination of features shall not be deemed to be within any of the specified exceptions merely because individual features are in such exception, but only if the combination itself and its principle of operation are in such exception.

          (e)   Notwithstanding the above, XTENT specifically agrees that it will not disclose to any Affiliates or other third party any of SURMODICS' Know-how relating to the manufacture of SURMODICS' chemical reagents, the precise chemical composition of such reagents, how such reagents are tested, how they are quality controlled, and any other specific information concerning the production of such reagents.

          (f)    The provisions of this entire Paragraph 13 shall survive termination of this Agreement for any reason.

          (g)   Nothing herein shall in any way affect the obligations of the parties under any prior secrecy or confidential disclosure agreements, including the Prior Disclosure Agreement, which obligations shall continue in accordance with the terms of each such agreement. However, this Agreement supersedes the Prior Disclosure Agreement between the parties with respect to disclosures made between the parties after the Effective Date of this Agreement.

        14.    ASSIGNMENT

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Either party may assign its rights and obligations under this Agreement to a financially responsible third party, but only in connection with a complete transfer to the third party of the business to which this Agreement pertains. The assigning party will so inform the other party to this Agreement without delay of any assignment made in accordance with the conditions of this Agreement. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party.

        15.    GOVERNMENT APPROVAL

        XTENT shall have the sole responsibility, at XTENT's sole expense, for obtaining any government approvals that may be required for the investigation or marketing of Licensed Products.

        16.    PRODUCT LIABILITY

          (a)   XTENT will defend and indemnify SURMODICS against all losses, liabilities, lawsuits, claims, expenses (including attorney's fees), costs, and judgments incurred through personal injury, property damage, or other claims of third parties, arising from the design, manufacture, use, or sale of Licensed Products.

          (b)   SURMODICS will defend and indemnify XTENT against all losses, liabilities, lawsuits, claims, expenses (including attorneys' fees), costs, and judgments incurred in connection with claims of third parties for personal injury or property damage that arise solely from Reagents (as defined in Paragraph 25) that (i) are sold to XTENT by SURMODICS, (ii) fail to conform to the specifications for those Reagents contained in master files submitted by SURMODICS to the FDA and maintained by SURMODICS for purposes of premarket approval of medical devices, and (iii) XTENT is licensed under this Agreement to apply to Medical Products to manufacture Licensed Products therefrom. However, in no event shall SURMODICS' liability to XTENT under this Paragraph 16(b) exceed the greater of (i) the amount of SURMODICS' insurance that is applicable to such damage and is paid by SURMODICS' insurer, or (ii) Two Million Dollars per occurrence or Ten Million Dollars in the aggregate in a calendar year.

          (c)   A party seeking indemnification under either Paragraph 16(a) or 16(b) shall promptly notify the party with the indemnity obligation of any such claim. The indemnifying party shall have sole control of the defense of the claim and all proceedings, but the party seeking indemnity shall provide assistance to defend such claim at the indemnifying party's expense. In the event of such a lawsuit or claim, the indemnifying party's right to control the litigation, includes, but is not limited to, the right to choose counsel and the right to settle any such claims or lawsuits, provided such settlement does not (i) admit liability or negligence on the part of the party seeking indemnity, or (ii) in the case of XTENT as the indemnifying party include (A) a license of SURMODICS' Patent Rights or Know-how to any third party, or (B) an admission of invalidity or unenforceability or any limitation of enforceability with respect to SURMODICS' Patent Rights or Know-how.

        17.    NO WAIVER

        Any waiver of any term or condition of this Agreement by either party shall not operate as a waiver of any other or continued breach of such term or condition, or any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provision or of any other provision hereof.

        18.    NOTICES

        All communications or other notices required or permitted under this Agreement shall be in writing and shall be deemed to be given (i) when personally delivered, (ii) five days after mailing when mailed by registered or certified mail, postage prepaid, (iii) on the day of sending when sent by facsimile (with recorded transmission completion), or (iv) two days after sending when sent by reputable express courier, and addressed as follows:

        If to SURMODICS:

    License Administration
    SurModics, Inc.
    9924 West 74th Street
    Eden Prairie, MN 55344
    FAX Number: (952) 829-2743

        If to XTENT:

    President
    Xtent, Inc.
    604-D Fifth Avenue
    Redwood City, CA 94063
    FAX Number: (650) 298-9600

        Either party shall have the right to change the person and/or address to which notices hereunder shall be given, by notice to the other party in the manner set out above.

        19.    CAPTIONS

        The captions and headings of this Agreement are for convenience only and shall in no way limit or otherwise affect any of the terms or provisions contained herein. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party drafting this Agreement.

        20.    FORCE MAJEURE

        Neither party shall be liable for failure to perform as required by any provisions of this Agreement where such failure results from a cause beyond such party's reasonable control such as acts of God, regulation or other acts of civil or military authority, required approval(s) of government bodies, fires, strikes, floods, epidemics, quarantine restrictions, riot, delays in transportation and inabilities to obtain necessary labor, materials, or manufacturing facilities. In the event of any delay attributable to any of the foregoing causes, the time for performance affected thereby shall be extended for a period equal to the time lost by reason of such delay. The cumulative effect of all such delays under this Paragraph 20 shall not exceed one (1) year.

        21.    NO AGENCY

        Nothing in this Agreement authorizes either SURMODICS or XTENT to act as agent for the other as to any matter, or to make any representations to any third party indicating or implying the existence of any such agency relationship. SURMODICS and XTENT shall each refrain from any such representations. The relationship between SURMODICS and XTENT is that of independent contractors.

        22.    SEVERABILITY

        Should any provision of this Agreement, or the application thereof, to any extent be held invalid or unenforceable, the remainder of this Agreement and the application thereof other than such invalid or unenforceable provisions shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

        23.    GOVERNING LAW

        This Agreement shall for all purposes be governed and interpreted in accordance with the laws of the State of Minnesota, except for its conflict of laws provisions.

        24.    ARBITRATION

          (a)   In the event of any dispute concerning this Agreement, including its interpretation, performance, breach or termination, the procedures of this Paragraph 24 shall apply; provided, however, that either party shall have the unrestricted right at any time to seek a court injunction prohibiting the other party from making unauthorized disclosure or use of Confidential Information as provided for in Paragraph 13 or unauthorized use of SURMODICS' Know-how as provided for in Paragraph 10(a)(iii).

          (b)   Both parties will use good faith and reasonable efforts to resolve any dispute informally and as soon as practical. If any such dispute is not resolved informally within a reasonable period, then an officer from each party, having authority to resolve the dispute, will meet at a mutually agreeable time and place to attempt to resolve the dispute.

          (c)   If the parties are unable to resolve a dispute as provided immediately above, either party may submit the dispute for resolution by mandatory, binding arbitration in the city of

  Denver, Colorado (or such other place as the parties may mutually agree) under the auspices of the American Arbitration Association under its Commercial Arbitration Rules. Each party shall select one independent, qualified arbitrator and the two arbitrators so selected shall then select a third arbitrator in accordance with the Commercial Rules. Each party reserves the right to object to any individual arbitrator (no matter by whom chosen) who has been employed by or affiliated with a competing organization.

          (d)   The arbitrators, who shall act by majority vote, shall be empowered to decree any and all relief of an equitable nature, including but not limited to temporary restraining orders, temporary injunctions, and/or permanent injunctions, and shall also be able to award damages, with or without an accounting of costs. Judgment on the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. Each party shall bear its own costs and divide other reasonable arbitrator costs equally.

        25.    TERMS OF ORDERS/REAGENTS

          (a)   SURMODICS agrees to supply to XTENT reasonable quantities (taking into consideration XTENT's actual needs for the coating of Medical Products) of the photoreactive reagents that XTENT uses in the production of Licensed Products ("Reagents") pursuant to mutually agreed upon purchase orders. SURMODICS shall not unreasonably withhold acceptance of a purchase order.

          (b)   SURMODICS will take reasonable steps to adequately stock Reagents. Delivery by SURMODICS of Reagents to Federal Express, or to another reputable carrier in the United States, shall constitute delivery to XTENT.

          (c)   SURMODICS agrees that the prices to XTENT for the Reagents shall be the same as the prices that SURMODICS ordinarily offers to its other clients for equivalent volume consumption. Each SURMODICS invoice for Reagents shall be payable in full within thirty (30) days after the date of the invoice.

          (d)   SURMODICS warrants that each shipment of Reagents supplied to XTENT shall, at the time of shipment, conform to the specifications for those Reagents contained in master files submitted by SURMODICS to the FDA and maintained by SURMODICS for purposes of premarket approval of medical devices. XTENT shall immediately notify SURMODICS of a claimed breach of the warranty in this Paragraph 25(d). If SURMODICS confirms that the Reagents fail to meet the warranty in this Paragraph 25(d), SURMODICS' sole warranty obligation, and XTENT's sole warranty remedy, for the nonconforming shipment of Reagents shall be (i) the replacement of the defective shipment of Reagents, or (ii) at XTENT's option a refund of the price paid by XTENT for the defective Reagents. XTENT shall provide SURMODICS with whatever evidence XTENT has regarding the condition of the Reagents (including a sample of the Reagents) to enable SURMODICS to determine whether the Reagents were defective at the time of shipment.

          (e)   The terms and conditions in this Agreement, together with additional terms and conditions which may appear in SURMODICS' written acceptance of orders from time to time shall be the exclusive contract terms between the parties with respect to the purchase of Reagents. In the event of inconsistencies between the terms of this Agreement and the terms of any order or acceptance document, the terms of this Agreement shall govern. Each party objects to any terms set forth in orders, acknowledgements, pick slips, or invoices for Reagents which are different from or additional to the provisions of this Agreement, and no such terms shall be binding upon either party unless such party specifically consents thereto in writing.

        26.    ENTIRE AGREEMENT

        This Agreement, together with all attachments specifically referred to herein, constitutes the entire agreement between the parties with respect to the licenses granted herein, and no party shall be liable or bound to the other in any manner by any warranties, representations or guarantees except as specifically set forth herein. This Agreement shall not be altered or otherwise amended except by an instrument in writing signed by both parties.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date last written below.

Accepted by:	Accepted by:
SurModics, Inc.	Xtent, Inc.

/s/ Robert W. Elliott, Jr. Signature	/s/ Hank A. Plain, Jr. Signature

Robert W. Elliott, Jr. Printed Name	Hank A. Plain, Jr. Printed Name

VP, Licensing Counsel Title	CEO and President Title

Dec. 30, 2002 Date	12/20/02 Date

ATTACHMENT A

SurModics, Inc. U.S. Patents
(may be listed under previous name: Bio-Metric Systems, Inc. or BSI Corporation)

1.
METHOD OF IMPROVING THE BIOCOMPATIBILITY OF SOLID SURFACES
U.S. Patent No. 4,973,493 issued 11/27/1990

2.
BIOCOMPATIBLE COATINGS FOR SOLID SURFACES
U.S. Patent No. 4,979,959 issued 12/25/1990

3.
PREPARATION OF POLYMERIC SURFACES VIA COVALENTLY ATTACHING POLYMERS
U.S. Patent No. 5,002,582 issued 3/26/1991

4.
BIOCOMPATIBLE DEVICE WITH COVALENTLY BONDED BIOCOMPATIBLE AGENT
U.S. Patent No. 5,263,992 issued 11/23/1993

5.
RESTRAINED MULTIFUNCTIONAL REAGENT FOR SURFACE MODIFICATION
U.S. Patent No. 5,414,075 issued 5/9/1995

6.
SUBSTRATE SURFACE PREPARATION
U.S. Patent No. 5,512,329 issued 4/30/1996

7.
RESTRAINED MULTIFUNCTIONAL REAGENT FOR SURFACE MODIFICATION
U.S. Patent No. 5,637,460 issued 6/10/1997

8.
PHOTOACTIVATABLE CROSS-LINKING AGENTS CONTAINING CHARGED GROUPS FOR WATER SOLUBILITY
U.S. Patent No. 6,077,698 issued 06/20/2000

9.
SURFACE COATING AGENTS
U.S. Patent No. 6,278,018 B1 issued 08/21/2001

ATTACHMENT B1
Stent Delivery System

1.     MEDICAL PRODUCTS

        "Medical Products" means a Standard Length Stent or Custom Length (segmented) Stent and the following components of a stent delivery system: outer sheath, pusher, inflation catheter, and inflation balloon. As used in this Attachment B1, a Standard Length Stent, or SLS, is a stent/balloon platform that utilizes the XTENT stent on a delivery catheter that has standard balloon lengths and diameters commonly available from OEM catheter manufacturers. The stents delivered with the SLS are comparable in expanded diameter and length to other stents currently on the market. The Custom Length Stent, or CLS, is a stent/balloon platform that utilizes the XTENT stent and XTENT custom delivery catheter. The stents delivered with the CLS can be customized in-situ, thus providing a customized stent length as deemed appropriate by the physician.

        For the avoidance of doubt, the licenses granted in this Attachment B1 shall not apply with respect to (A) any component of a heart valve, or (B) any graft prosthetic device or surgical shunt (or component of such graft or shunt) that is used as a diversionary path for blood around a blood vessel, or (C) any device having an attached coated or uncoated body passageway liner, or (D) any device serving as a blood vessel liner (or component of such device) wherein a primary purpose of such device is not treating occlusive vascular disease.

2.     LICENSED PRODUCT

        "Licensed Products" means Medical Products which are surface-treated with photo-reactive [*]

3.     GRANT OF LICENSE

        The license granted under this Attachment is non-exclusive.

4.     LICENSE FEES

        XTENT shall pay SURMODICS [*] in nonrefundable fees for the license in this Attachment B1 as follows:

          (a)   [*] upon SURMODICS' technology transfer under this Attachment B1 to XTENT.

          (b)   [*] six months after the first use of Licensed Product in a human.

          (c)   [*] upon marketing approval of Licensed Product (the stent delivery system, with or without a stent) by a regulatory body outside of the United States or by the U.S. FDA, whichever occurs first.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
[*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.     ROYALTY PAYMENTS

        XTENT shall pay SURMODICS a royalty for the Patent Rights and Know-how license granted herein, which will be the greater of Paragraphs 5(a) or 5(b) as follows:

        [*]

          (b)   Quarterly Minimum Royalties for Licensed Products as follows:

        If XTENT initiates commercial sale of its Standard Length Stent system independently of its Custom Length Stent system, then the following Minimum Royalty schedule shall apply:

Minimum Royalty Periods	Quarterly Minimum Royalty
January 1, 2005 to December 31, 2005	$	[*]
January 1, 2006 to December 31, 2006	$	[*]
January 1, 2007 to December 31, 2007	$	[*]

        For the quarter calendar year commencing with January 1, 2008, and each year thereafter, the quarter calendar year Minimum Royalty shall be the prior year's quarterly Minimum Royalty adjusted by a percentage equal to the percentage change in the "Consumer Price Index For All Urban Consumers" for the prior calendar year as reported by the U.S. Department of Labor.

        If XTENT elects not to initiate commercial sale of its Standard Length Stent system independently of its Custom Length Stent system, then the following Minimum Royalty schedule shall apply:

Minimum Royalty Periods	Quarterly Minimum Royalty
January 1, 2006 to December 31, 2006	$	[*]
January 1, 2007 to December 31, 2007	$	[*]
January 1, 2008 to December 31, 2008	$	[*]

        For the quarter calendar year commencing with January 1, 2009, and each year thereafter, the quarter calendar year Minimum Royalty shall be the prior year's quarterly Minimum Royalty adjusted by a percentage equal to the percentage change in the "Consumer Price Index For All Urban Consumers" for the prior calendar year as reported by the U.S. Department of Labor.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
[*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        6.     [*]

        7.    PERFORMANCE

          (a)   Failure of XTENT to begin bona-fide commercial sales [*] of any Licensed Product as defined in this Attachment, shall permit SURMODICS to terminate the license under this Attachment upon thirty (30) days written notice at any time prior to the date XTENT begins bona-fide commercial sales of Licensed Product.

          (b)   If, [*] there are four (4) consecutive quarters in which XTENT fails to generate Earned Royalties under Paragraph 5(a) of this Attachment then upon thirty (30) days written notice given to XTENT, the license granted herein shall, at SURMODICS' option, be terminated.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
[*], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        The Licensed Product Effective Date of this Attachment shall be the date last written below or the date on which SURMODICS receives all payments due upon execution of this Attachment, whichever is later.

Accepted by:	Accepted by:
SurModics, Inc.	Xtent, Inc.

/s/ Robert W. Elliott, Jr. Signature	/s/ Hank A. Plain, Jr. Signature

Robert W. Elliott, Jr. Printed Name	Hank A. Plain, Jr. Printed Name

VP, Licensing Counsel Title	CEO and President Title

Dec. 30, 2002 Date	12/20/02 Date

ATTACHMENT C

Manufacturer Agreement and SurModics' Consent

                                                         ("Manufacturer") which is located at                                                 states, that it has read and understands the Master License Agreement between SurModics, Inc. and Xtent, Inc. and that it desires to manufacture Licensed Product as permitted in that Master License Agreement. In return for SurModics' consent to manufacture Licensed Product solely for sale by Xtent, Inc. and for other valuable consideration of which receipt and sufficiency are acknowledged, Manufacturer agrees with SurModics that Manufacturer shall faithfully carry out and be bound by the obligations imposed on Xtent, Inc., including, without limitation, Paragraphs 8, 10, 11, 13, 14, 16 and 24 of the Master License Agreement.

        Manufacturer further agrees:

  1.
  SURMODICS confidential information and SURMODICS Know-how will be provided only to employees at the above identified facility who have a need to know such information for the specific purpose of manufacturing Licensed Products.

  2.
  Photo-reactive chemical compounds manufactured by SURMODICS shall not be transferred by Manufacturer to any other facility of Manufacturer without the express written permission of SURMODICS.

  3.
  Employees and agents of Manufacturer will make no attempt to reverse engineer, in whole or in part, any confidential information (including photo-reactive compounds) of SURMODICS.

        This Agreement shall be effective upon the last day written below, and shall terminate automatically and without notice upon the termination or expiration of the relevant license under the Master License Agreement.

Consented to by SurModics, Inc.	Agreed to by Manufacturer

Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date

ATTACHMENT C

Manufacturer Agreement and SurModics' Consent

        Inavatec, S.r.1. ("Manufacturer") which is located at Via della Stella 62/64, 25062 Concesio (BS), Italy states, that it has read and understands the Master License Agreement between SurModics, Inc. and Xtent, Inc. and that it desires to manufacture Licensed Product as permitted in that Master License Agreement. In return for (i) SurModics' consent to manufacture Licensed Product for sale by either Xtent, Inc. or Manufacturer, and for (ii) other valuable consideration of which receipt and sufficiency are acknowledged, Manufacturer agrees with SurModics that Manufacturer shall faithfully carry out and be bound by the obligations imposed on Xtent, Inc., including, without limitation, Paragraphs 8, 10, 11, 13, 14, 16 and 24 of the Master License Agreement.

        Manufacturer further agrees:

  1.
  SURMODICS confidential information and SURMODICS Know-how will be provided only to employees at the above identified facility who have a need to know such information for the specific purpose of manufacturing Licensed Products.

  2.
  Photo-reactive chemical compounds manufactured by SURMODICS shall not be transferred by Manufacturer to any other facility of Manufacturer without the express written permission of SURMODICS.

  3.
  Employees and agents of Manufacturer will make no attempt to reverse engineer, in whole or in part, any confidential information (including photo-reactive compounds) of SURMODICS.

        This Agreement shall be effective upon the last day written below, and shall terminate automatically and without notice upon the termination or expiration of the relevant license under the Master License Agreement.

Consented to by	Agreed to by
SurModics, Inc.	Invatec, S.r.l.

Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date

Amendment

December 30, 2002 Master License Agreement

        This Amendment, effective June 30, 2006, is by and between SurModics, Inc. ("SURMODICS"), and Xtent, Inc. ("XTENT").

        WHEREAS, the parties wish to amend the Master License Agreement dated December 30, 2002 between SURMODICS and XTENT (the "Agreement"); and

        WHEREAS, the parties hereby agree to amend the Agreement to (i) further define SURMODICS Technology and XTENT's grant-back license obligation to SURMODICS, (ii) modify and specify new notice periods for XTENT's right to terminate the Agreement with and without cause, and (iii) postpone SURMODICS' right to terminate the license granted under Attachment B1 to the Agreement.

        NOW, THEREFORE, subject to the full execution of this Amendment, XTENT and SURMODICS hereby agree to the following:

A.    Amendment to the Agreement

  1.    Paragraph 8(e) of the Agreement is amended in its entirety to read as follows:

    [8]e.    "SURMODICS' Technology" means (i) chemical species having photoactivatable chemical groups for bonding synthetic polymers and/or biologically active materials onto surfaces, into matrices and to other molecules, (ii) processes and methods that use such chemical species having photoactivatable chemical groups to apply or place synthetic polymers and/or biologically active materials onto surfaces, into matrices and to other molecules, and (iii) processes and methods used to manufacture and test such chemical species.

  2.    Paragraph 8(f)(ii) of the Agreement is amended in its entirety to read as follows:

    [8(f)]ii.    Grant of License.    SURMODICS shall have and is hereby granted a noncancelable, nonexclusive, worldwide license, with the right to sublicense, to make, have made for it, use and sell products and processes covered by each XTENT/SURMODICS Technology Patent Claim, in conjunction with the use of SURMODICS' Technology, but only to the extent that (A) such product or its manufacture or use, as of the date of issuance of such XTENT/SURMODICS Technology Patent, is also covered by any Valid Claim, or (B) SURMODICS can demonstrate that SURMODICS or a SURMODICS licensee had substantial knowledge of the claimed invention as of the date of its conception by XTENT.

    If SURMODICS or a SURMODICS licensee did not have substantial knowledge of the invention of an XTENT/SURMODICS Technology Patent Claim as of the date of conception of the invention so claimed, SURMODICS' right to sublicense shall exclude the right to manufacture, use or sell Medical Products as "Medical Products" are defined in this Agreement at the date of issuance of that XTENT/SURMODICS Technology Patent. Notwithstanding the foregoing, in the event the application for the XTENT/SURMODICS Technology Patent is filed containing SURMODICS' Confidential Information, without the advance written permission of SURMODICS, SURMODICS' right to sublicense shall not exclude the right to manufacture, use or sell Medical Products as "Medical Products' are defined in this Agreement.

  3.    Paragraph 10(a)(i) of the Agreement is amended in its entirety to read as follows:

    [a.    For each license granted herein:]

    i.    XTENT may terminate this Agreement in whole or with respect to any license granted herein upon thirty (30) days written notice for any material breach or default by SURMODICS unless during that period SURMODICS shall first cure such breach or default.

    XTENT shall also have the right to terminate each license granted herein without cause with respect to each Attachment BI, B2, and so forth, under which such license was granted, but only in its entirety, at any time upon six (6) months advance written notice. Upon termination of any license granted herein, XTENT shall have no further rights under Patent Rights or Know-how with respect to the Licensed Product of that license. However, XTENT shall be allowed to sell any inventory of Licensed Products existing at the time of termination for a period of six (6) months thereafter (thereafter destroying any remaining inventory), provided XTENT accounts for such sales of inventory and pays SURMODICS the appropriate Earned Royalty for such sales as set out in Paragraph 4(a) of this Agreement.

  4.    Paragraph 7 of Attachment B1 to the Agreement is amended in its entirety to read as follows:

    7.    PERFORMNCE

    a.    Failure of XTENT to begin bona-fide commercial sales by March 31, 2008, of any Licensed Product as defined in this Attachment, shall permit SURMODICS to terminate the license under this Attachment upon thirty (30) days written notice at any time prior to the date XTENT begins bona-fide commercial sales of Licensed Product.

    b.    If, after March 31, 2008, there are four (4) consecutive quarters in which XTENT fails to generate Earned Royalties under Paragraph 5(a) of this Attachment then upon thirty (30) days written notice given to XTENT, the license granted herein shall, at SURMODICS' option, be terminated.

B.    Full Force and Effect

  Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall continue in full force and effect during the term of the Agreement.

Signature Block Follows Immediately on Next Page

2

        IN WITNESS WHEREOF, the parties hereto execute this Amendment by their duly authorized employees.

Accepted by:	Accepted by:
SurModics, Inc.	Xtent, Inc.
/s/ Charlie Olson Signature	/s/ Jeffry Grainger Signature
Charlie Olson Printed Name	Jeffry J. Grainger Printed Name
VP/GM, Hydrophilic Technologies Title	VP Corporate Affairs, General Counsel Title
7/19/06 Date	7/18/06 Date

3

QuickLinks

MASTER LICENSE AGREEMENT
ATTACHMENT A
ATTACHMENT B1 Stent Delivery System
ATTACHMENT C Manufacturer Agreement and SurModics' Consent
Amendment December 30, 2002 Master License Agreement